                                                            Exhibit (h)(I)(9)(i)

                                   APPENDIX A
                                     TO THE
           MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION AGREEMENT
                                 BY AND BETWEEN
                       NEW YORK LIFE INVESTMENT MANAGEMENT
                                       AND
                         INVESTORS BANK & TRUST COMPANY
                             (AS OF January 1, 2006)

FUND                           PORTFOLIO
----                           ---------
THE MAINSTAY FUNDS             Blue Chip Growth Fund
                               Capital Appreciation Fund
                               Common Stock Fund
                               Convertible Fund
                               Diversified Income Fund
                               Equity Index Fund
                               Global High Income Fund
                               Government Fund
                               High Yield Corporate Bond Fund
                               International Equity Fund
                               Large Cap Growth Fund
                               MAP Fund
                               Mid Cap Growth Fund
                               Mid Cap Value Fund
                               Money Market Fund
                               Small Cap Growth Fund
                               Small Cap Value Fund
                               Tax Free Bond Fund
                               Total Return Fund
                               Value Fund

ECLIPSE FUNDS                  Mid Cap Opportunity Fund
                               Small Cap Opportunity Fund
                               Balanced Fund

ECLIPSE FUNDS INC              All Cap Growth Fund
                               All Cap Value Fund
                               Income Manager Fund
                               Cash Reserves Fund
                               Conservative Allocation Fund
                               Floating Rate Fund
                               Growth Allocation Fund
                               Indexed Bond Fund
                               Intermediate Term Bond Fund
                               Large Cap Opportunity Fund
                               Moderate Allocation Fund
                               Moderate Growth Allocation Fund
                               S&P 500 Index Fund
                               Short Term Bond Fund
                               Growth Equity Fund

MAINSTAY VP SERIES FUND, INC.  Balanced Portfolio
                               Basic Value Portfolio
                               Bond Portfolio
                               Capital Appreciation Portfolio
                               Cash Management Portfolio
                               Common Stock Portfolio
                               Convertible Portfolio
                               Developing Growth Portfolio
                               Floating Rate Portfolio
                               Government Portfolio
                               Growth Portfolio
                               High Yield Corporate Bond Portfolio
                               Income and Growth Portfolio
                               International Equity Portfolio
                               Mid Cap Core Portfolio
                               Mid Cap Growth Portfolio
                               Mid Cap Value Portfolio
                               S&P 500 Index Portfolio
                               Small Cap Growth Portfolio
                               Total Return Portfolio
                               Value Portfolio

MCMORGAN FUNDS                 Balanced Fund
                               Equity Investment Fund
                               Fixed Income Fund
                               High Yield Fund
                               Intermediate Fixed Income Fund
                               Principal Preservation Fund